Carlsmed® Reports Second Quarter 2026 Financial Results and Raises Full-Year Guidance

Second quarter 2026 revenue of $18.9 million, representing 57% growth year-over-year

Full year 2026 revenue guidance raised to $74 million to $78 million

CARLSBAD, CALIFORNIA, AUGUST 5, 2026 (GLOBE NEWSWIRE) -- Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today reported financial results for the second quarter ended June 30, 2026.

“Our second quarter 2026 results reflect the growing momentum of aprevo® procedures and further progress on our path to profitability,” said Mike Cordonnier, Chairman and Chief Executive Officer. "We delivered 57% revenue growth year-over-year, expanded gross margins by 340 basis points, and grew our trained surgeon user base by more than 60% over the prior year. We continue to see strong volume growth across lumbar and cervical aprevo® procedures, with continued advancements in our proprietary digital production system enabling scalability ahead of strong market demand. We believe the recent CMS ruling – which takes effect on October 1, 2026, and provides new and enhanced hospital reimbursement for the aprevo® lumbar procedure – positions us well for ongoing growth in the years to come."

Recent Business Highlights

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Surgeon adoption grew significantly, with total trained surgeon users up over 60% year-over-year, led by strong engagement from early-career and post-fellowship surgeons
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CMS Inpatient Prospective Payment System (IPPS) rule for fiscal year 2027 recently finalized to include three new MS-DRG codes and favorable reimbursement for inpatient aprevo® lumbar procedures, a significant milestone towards expanding access for Medicare patients
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aprevo® cervical completed second full quarter of commercialization, now representing approximately 10% of quarterly revenue, with surgeon training on the platform expanding significantly since last quarter
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Raised full-year 2026 revenue guidance to a range of $74–$78 million, over 50% growth at the midpoint versus full-year 2025, reflecting strong volume trends and a robust pipeline

Second Quarter 2026 Financial Results

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Revenue was $18.9 million for the second quarter of 2026, a 57% increase compared to $12.1 million in the second quarter of 2025.

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Gross profit for the second quarter of 2026 was $14.5 million compared to $8.9 million for the second quarter of 2025. Gross margin was 76.8% for the second quarter of 2026, compared with 73.4% in the second quarter of 2025.

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Operating expenses were $25.6 million for the second quarter of 2026, compared with $15.4 million for the second quarter of 2025, which consisted of:

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Research and development expenses of $6.0 million for the second quarter of 2026, compared with $4.2 million for the second quarter of 2025.

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Sales and marketing expenses of $11.9 million for the second quarter of 2026, compared with $7.9 million for the second quarter of 2025.

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General and administrative expenses of $7.6 million for the second quarter of 2026, compared with $3.3 million for the second quarter of 2025.

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Net loss was ($10.5) million for the second quarter of 2026, compared to a ($6.8) million net loss for the second quarter of 2025.

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Adjusted EBITDA was ($8.6) million for the second quarter of 2026, compared to ($6.2) million for the second quarter of 2025.

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Cash and cash equivalents, restricted cash, short-term investments, and marketable securities were $89.3 million as of June 30, 2026.

2026 Financial Outlook

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Revenue for the full year 2026 is expected to be in the range of $74 to $78 million, representing growth of over 50% at the midpoint of the range over 2025. This compares to prior guidance of $72 to $77 million.

Webcast & Conference Call Details

Carlsmed will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the Company’s performance. A live webcast of the conference call will be available in the Events & Presentations section of the Company’s investor website at investors.carlsmed.com. A replay will be archived on the Company’s website following completion of the call.

Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Carlsmed’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

The Company calculates adjusted EBITDA as net income (loss), as adjusted to exclude, as applicable, (i) net interest income (expense), (ii) income tax expense (benefit), (iii) depreciation expense from property and equipment (iv) amortization expense from long-lived assets, (iv) stock-based compensation expense and (v) change in fair value of warrant liabilities.

This non-GAAP measure is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate financial performance for both strategic and annual operating planning. Management believes that to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of the Company’s ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare the Company’s period-over-period results.

The non-GAAP financial measures used by Carlsmed may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Carlsmed’s financial results prepared and reported in accordance with GAAP. This non-GAAP measure should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

About Carlsmed

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects, including statements about Carlsmed’s growth prospects and future performance, the ability of Carlsmed to achieve profitability in the near term or at all, the scalability of Carlsmed’s business, the level of demand for Carlsmed’s products, the impact of the recent CMS ruling on Carlsmed’s business , the revenue ranges presented in our 2026 Financial Outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in the Carlsmed’s Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

Investor Relations
IR@Carlsmed.com

Media
Marketing@Carlsmed.com

CARLSMED, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$18,940	$12,083	$35,056	$22,272
Cost of sales	4,398	3,214	8,089	5,767
Gross profit	14,542	8,869	26,967	16,505
Operating expenses:
Research and development	6,040	4,160	11,218	7,310
Sales and marketing	11,920	7,869	22,217	14,608
General and administrative	7,618	3,342	13,844	6,808
Total operating expenses	25,578	15,371	47,279	28,726
Loss from operations	(11,036)	(6,502)	(20,312)	(12,221)
Other income (expense):
Interest expense	(313)	(363)	(624)	(720)
Interest income	839	336	1,730	716
Change in fair value of warrant liabilities	—	(237)	—	(270)
Total other income (expense), net	526	(264)	1,106	(274)
Net loss	(10,510)	(6,766)	(19,206)	(12,495)
Deemed dividend to preferred stockholders	—	—	—	(584)
Net loss attributable to common stockholders	$(10,510)	$(6,766)	$(19,206)	$(13,079)

Net loss	$(10,510)	$(6,766)	$(19,206)	$(12,495)
Other comprehensive loss:
Unrealized loss on available-for-sale debt securities	(17)	—	(17)	—
Total other comprehensive loss	(17)	—	(17)	—
Total comprehensive loss	$(10,527)	$(6,766)	$(19,223)	$(12,495)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(1.47)	$(0.71)	$(2.94)
Weighted-average number of common shares used to compute basic and diluted net loss per share	27,190,765	4,589,717	27,003,868	4,445,384

CARLSMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except for share and par value amounts)

(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$46,244	$85,793
Restricted cash	100	100
Short-term investments	24,000	24,000
Marketable securities	18,980	—
Accounts receivable, net of allowances of $2,794 and $1,653, as of June 30, 2026 and December 31, 2025, respectively	13,775	11,362
Inventory	2,275	1,845
Prepaid expenses and other current assets	4,224	3,573
Total current assets	109,598	126,673
Property and equipment, net	2,400	1,487
Operating lease right-of-use assets	5,951	1,826
Other assets	253	134
Total assets	$118,202	$130,120

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,704	$4,481
Accrued liabilities	4,113	3,287
Accrued compensation	3,877	5,760
Short-term operating lease liabilities	703	752
Total current liabilities	12,397	14,280
Long-term portion of term loan, net	15,382	15,346
Long-term operating lease liabilities	5,832	1,316
Other long-term liabilities	345	309
Total liabilities	33,956	31,251
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized and zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value; 600,000,000 shares authorized, 27,267,575 shares issued, and 27,225,759 shares outstanding as of June 30, 2026; 600,000,000 shares authorized, 26,664,243 shares issued, and 26,604,505 shares outstanding as of December 31, 2025	—	—
Additional paid-in capital	204,274	199,674
Accumulated deficit	(120,011)	(100,805)
Accumulated other comprehensive loss	(17)	—
Total stockholders’ equity	84,246	98,869
Total liabilities and stockholders’ equity	$118,202	$130,120

RECONCILIATION OF GAAP NET LOSS

TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended June 30,		$	%
	2026	2025	Change	Change
(in thousands, except percentages)
Net loss	$(10,510)	$(6,766)	$(3,744)	55.3%
Interest (income) expense	(526)	27	(553)	**
Income taxes	—	—	—	—
Depreciation and amortization	130	61	69	113.1%
EBITDA	(10,906)	(6,678)	(4,228)	63.3%
Stock-based compensation	2,271	258	2,013	780.2%
Change in fair value of warrant liabilities	—	237	(237)	(100.0)%
Adjusted EBITDA	$(8,635)	$(6,183)	$(2,452)	39.7%

	Six Months Ended June 30,		$	%
	2026	2025	Change	Change
(in thousands, except percentages)
Net loss	$(19,206)	$(12,495)	$(6,711)	53.7%
Interest (income) expense	(1,106)	4	(1,110)	**
Income taxes	—	—	—	—
Depreciation and amortization	229	101	128	126.7%
EBITDA	(20,083)	(12,390)	(7,693)	62.1%
Stock-based compensation	3,900	433	3,467	800.7%
Change in fair value of warrant liabilities	—	270	(270)	(100.0)%
Adjusted EBITDA	$(16,183)	$(11,687)	$(4,496)	38.5%

**Change not meaningful